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                                                                     Exhibit 3.1
     STATE OF DELAWARE
    SECRETARY OF STATE
 DIVISION OF CORPORATIONS
FILED 09:00 AM 11/06/1995
    950256512 - 2558980


                          CERTIFICATE OF INCORPORATION

                                       OF

                    BORDEN DECORATIVE PRODUCTS HOLDINGS, INC.

     The undersigned, in order to form a corporation for the purpose hereinafter stated, under and pursuant to the provisions of the Delaware General Corporation Law, hereby certifies that:

     FIRST: The name of the Corporation is Borden Decorative Products Holdings, Inc.

     SECOND: The registered office and registered agent of the Corporation is The Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Suite L-100, Dover, Kent County, Delaware 19904.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The total number of shares of stock that the Corporation is authorized to issue is 100 shares of Common Stock, par value $0.01 per share.

     FIFTH: The name and address of the incorporator is Patricia A. Heslep, 180 East Broad Street, Columbus, Ohio 43215.

     SIXTH: The Board of Directors of the Corporation, acting by majority vote, may alter, amend or repeal the By-Laws of the Corporation.

     SEVENTH: Except as otherwise provided by the Delaware General Corporation Law as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     IN WITNESS WHEREOF, the undersigned has signed this Certificate of Incorporation on November 3, 1995.



                                                    ___________________________
                                                    Patricia A. Heslep
                                                    Sole Incorporator